Exhibit 99.1

Groupon Announces $250 Million Investment from Atairos

Atairos CEO Michael Angelakis to Join Board of Directors

Groupon and Comcast to Explore Collaboration Opportunities

CHICAGO — April 4, 2016 — Groupon (NASDAQ: GRPN) today announced it has entered into an agreement for a $250 million investment from Atairos, an independent private company focused on supporting growth-oriented businesses across a wide range of industries. In connection with the investment, Michael Angelakis, Chairman and Chief Executive Officer of Atairos, will join Groupon’s Board of Directors.

“Our partnership with Atairos will help accelerate our transformation while better positioning us to execute on our strategy and mission to build the daily habit in local commerce — which we continued to make progress on in the first quarter,” said Groupon CEO Rich Williams. “I am extremely pleased that a respected, long-term oriented partner like Atairos shares our view about the vast opportunity ahead for Groupon.”

Atairos was launched earlier this year with more than $4 billion in committed capital and is led by Mr. Angelakis, former Vice Chairman and Chief Financial Officer of Comcast Corporation.

“We are excited to be partnering with Groupon, the undisputed global leader in hyper-local commerce with nearly 50 million active customers,” said Mr. Angelakis. “Since creating the market in 2008, Groupon has redefined local commerce by increasing consumer buying power and changing the way businesses attract customers using modern mobile technology. We look forward to working closely with Groupon’s Board and management team as they pursue their strategic growth objectives.”

“The reputation, strategic insights and operational acumen of Michael and his team will be a welcome addition to our company,” said Groupon Chairman Eric Lefkofsky. “Michael joins a talented and dedicated Board, and brings a valuable perspective as we continue to scale our local business.”

As part of the relationship, Comcast Corporation will work with Groupon to identify and implement potential strategic partnership opportunities.

“Groupon is an established leader in connecting customers with local businesses,” said Neil Smit, President and CEO of Comcast Cable. “The potential in combining Groupon’s local expertise with Comcast’s vast subscriber and advertiser network is something we look forward to closely exploring together.”

Groupon will use the proceeds for general corporate purposes, including the repurchase of stock. The company also announced its Board of Directors has approved a $200 million increase to its existing share repurchase program and extended the program through April 2018.

Under the terms of the investment, Atairos is purchasing $250 million in aggregate principal amount of 3.25% convertible senior notes due 2022 with an initial conversion price of approximately $5.40 per share. The convertible notes will be general unsecured obligations of Groupon. Additional information may be found in the Form 8-K that will be filed today with the U.S. Securities and Exchange Commission.

In connection with the investment and subject to market conditions and other factors, Groupon expects to explore entering into convertible note hedge and warrant transactions in the future that would be designed to offset, in part, the potential dilution from the notes.

J.P. Morgan Securities LLC is serving as financial advisor to Atairos and Davis Polk & Wardwell LLP is acting as legal counsel. Allen & Company LLC and Morgan Stanley & Co. LLC are serving as financial advisors to Groupon and Winston & Strawn LLP is acting as legal counsel. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes and any shares of Groupon common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

About Groupon

Groupon (NASDAQ: GRPN) is a global leader of local commerce and the place you start when you want to buy just about anything, anytime, anywhere. By leveraging the company’s global relationships and scale, Groupon offers consumers a vast marketplace of unbeatable deals all over the world. Shoppers discover the best a city has to offer on the web or on mobile with Groupon Local, enjoy vacations with Groupon Getaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods.

Groupon is redefining how traditional small businesses attract, retain and interact with customers by providing merchants with a suite of products and services, including customizable deal campaigns, credit card payment processing capabilities and point-of-sale solutions that help businesses grow and operate more effectively. To search for great deals or subscribe to Groupon emails, visit www.groupon.com. To download Groupon’s top-rated mobile apps, visit www.groupon.com/mobile. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.groupon.com/merchant.

About Atairos

Atairos is an independent private company focused on supporting growth-oriented businesses across a wide range of industries. Atairos provides a unique combination of active strategic partnership and patient long-term capital to high-potential companies and their management teams. Atairos was launched in 2016 with more than $4 billion in committed capital and has offices in New York and Bryn Mawr, PA. For more information, please visit www.atairos.com.

Forward-Looking Statements & Additional Information

The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The words “may,” will,” should,” “could,” “expect,” anticipate,” “believe,” “estimate,” intend,” “continue” and other similar expressions are intended to identify forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy, including our strategy to grow our local marketplaces, marketing strategy and spend and the productivity of those marketing investments and the impact of our shift away from lower margin products in our Goods category; effectively dealing with challenges arising from our international operations, including fluctuations in currency exchange rates; retaining existing customers and adding new customers, including as we increase our marketing spend and shift away from lower margin products in our Goods category; retaining and adding high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; product liability claims; managing inventory and order fulfillment risks; integrating our technology platforms; litigation; managing refund risks; retaining, attracting and integrating members of our executive team; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; tax liabilities; tax legislation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; classification of our independent contractors; maintaining our information technology infrastructure; protecting our intellectual property; maintaining a strong brand; seasonality; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; the impact of our ongoing strategic review and any potential strategic alternatives we may choose to pursue. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the ended December 31, 2015 and our other filings with the Securities and Exchange Commission, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.groupon.com or the SEC’s web site at www.sec.gov. Groupon’s actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of April 4, 2016. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

Contacts:

For Groupon:	For Atairos:
Bill Roberts	George Sard/Nathaniel Garnick
billr@groupon.com	Sard Verbinnen & Co
(312) 459-5191	(212) 687-8080